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                                                                   EXHIBIT 10.21


                                PROMISSORY NOTE

                                  May 4, 1998

1. General Automation, Inc. currently owes NCR Corporation ("NCR"), a Maryland corporation, the principal of $1,723,921.00. For value received, General Automation, Inc. promises to make payments to NCR as set out in this Promissory Note as follows:

2. The payment of the above principal, together with interest at the rate of 18% per annum shall be paid in a combination of eighteen (18) consecutive monthly payments of $86,065.25 each and one (1) balloon payment of $49,329.00. The first payment shall be due on May 1, 1998 with the remaining payments due on the first of each month thereafter.

3. General Automation and NCR agree that the principal amount in Paragraph 1, subject to future reconciliation, will be adjusted up or down to the agreed upon amount at that time, with an appropriate adjustment to the monthly payment in Paragraph 2. Amortization will still occur over 24 months, with a balloon payment due in 18 months.

4. PAYMENT SHALL BE SENT VIA WIRE TRANSFER USING THE FOLLOWING INFORMATION PRIOR TO THE 1ST OF THE MONTH:

          BANK NAME           WACHOVIA BANK OF NORTH CAROLINA
          BANK ADDRESS        10301 DAVID TAYLOR DRIVE
                              CHARLOTTE, NC 28282
          ABA                 053100494
          BNF ACCT.           NCR CORPORATION
          BNF ACCT. NO.       8739069518
          REFERENCE           RFBLB65245

     If General Automation fails to pay any monthly installment required to be paid under this Promissory Note when the installment is due, all unpaid installments shall, at NCR's option, become immediately due and payable; and in addition to such right of acceleration, NCR shall be entitled to any and all remedies available under the law or equity, including collection charges of 1.5% per month and attorney fees. Subject to the late fees, General Automation shall have five (5) days in which to cure any defaults under this note.

4. General Automation hereby waives presentment, demand for payment or notice of dishonor of this note, notice of protest and protest and all other notices or demands in connection with the delivery, acceptance, performance, default, endorsement or guaranty of this instrument.

5. General Automation shall have the right to prepay all or part of the outstanding balance under this note without penalty and without credit for interest paid or previously due.

6. No act or failure to act or verbal statement can waive or alter any term or condition of this Promissory Note. This Promissory Note shall constitute the sole agreement in regard to the above-said principal sum and shall supersede all prior agreements and understandings, whether oral or written. This Promissory Note may not be altered, and/or any provision or right waived, except in a signed writing. Any provision voided by law shall be severable and not impair any remaining provision.

7. This note cannot be assigned by General Automation without the written consent of NCR. Any attempt to assign or otherwise transfer the obligation of General Automation without consent shall make this notice due and immediately payable in full.


     NCR Corporation                         General Automation, Inc.



     /s/ SANDRA A. MARTINEZ                  /s/ RICHARD NANCE
     ------------------------------          ------------------------------
     By: Sandra A. Martinez                  By: Richard Nance
     Manager, Credit & Third Party           CFO, General Automation
     Collections, NCR

     Date:  5/4/98                           Date:  5/4/98
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